BURST.COM

613 Fourth Street, Suite 201, Santa Rosa, California, 95404

Tel: (707) 541-3870

Fax: (707) 579-6033

FOR IMMEDIATE RELEASE:

June 19, 2002

For Further Information Contact:

Francine Hardaway: 602-910-5622

Richard Lang: 707-541-3870

Spencer Hosie: 415-247-6000

Burst.com Files Patent & Antitrust Lawsuit Against Microsoft

Complaint Alleges Technology Misappropriation and Patent Infringement by Software Giant

Santa Rosa, CA: Burst.com, Inc. (OTC: BRST) Chairman & CEO Richard Lang today announced that Burst.com has filed a lawsuit accusing software giant Microsoft Corporation of violations of the Patent Act, Sherman Act Sections 1 & 2, California Cartwright Act (anti-trust), California Business & Professions Code Section 17200 (unfair acts or practices), the California Trade Secrets Act and for breach of contract. Burst.com is being represented in the action by San Francisco law firm Hosie, Frost, Large & McArthur; and Palo Alto intellectual property law firm Carr-Ferrell, LLP.

In the complaint, filed in the U.S. District Court for the Northern District of California Tuesday, June 18th, Burst alleges that:

1. Microsoft's newly announced "Corona" product uses technologies and trade secrets misappropriated from Burst.com. These proprietary technologies are protected by numerous U.S. and International patents (and patents pending). Microsoft met with Burst over a two-year period and negotiated unsuccessfully for the rights to use Burst's innovative technology.

2. Microsoft anticompetitively damaged Burst in violation of federal and state antitrust laws in many of the same ways that prompted the federal courts to find that it monopolized the market for Intel-compatible operating systems.

Lang claims that Burst technology is essential to Microsoft, because it enables high quality video-on-demand over the Internet, which is key to Microsoft's .NET strategy via Windows Media Platform applications. "Microsoft clearly sees high-quality video and audio delivery as their ticket into dominating the Internet-video enabled set-top box market, as well as the Internet appliance market," said Lang. "Burstware is the '3rd generation streaming' technology that Microsoft has been bragging about as if it was their own."

Burst currently licenses Burstware, its faster-than-real-time streaming media delivery platform. The company believes this innovative technology could one day become the standard for Internet-based video-on-demand.

"We spent over a decade patenting and developing burst technology in anticipation of the markets that are now emerging." said Lang. "Microsoft's operating system monopoly put it in the position to simply take our technology and our business opportunities. Microsoft has found that it pays to misappropriate the innovations created by others. We're asking the court to prevent that from happening here."

A web link to the complete complaint as well a collection of Questions and Answers about this issue can be found at: http://www.burst.com/new/newsevents/legalactivity.htm

About Burst.com:

Burst.com, headquartered in Santa Rosa, California, is the developer of Faster-Than-Real-Time™ and Burst-Enabled™ video and audio delivery software. Burst.com's Burstware® provides high-quality delivery of full-motion video and CD-quality audio over IP-based networks. The company, established in1990, has built an international patent portfolio covering bursting, video delivery scheduling and Rapid-casting. Burstware®, Faster-Than-Real-Time™ and Burst-Enabled™ are trademarks of Burst.com. More information about Burst.com is available at http://www.burst.com/">www.burst.com.

This News Release contains statements concerning Burst.com, Inc.'s allegations and expectations regarding its technology, Microsoft's misappropriation of its technology and the capabilities and potential of its product. These statements constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based on a reasonable perception of the facts and reasonable assumptions and expectations, the statements are subject to and involve numerous uncertainties and risks. Factors that could affect the actual results include potentially unknown facts and matters that will be discovered during the course of the litigation, and the effects of competing technologies on our product. These risks and uncertainties should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The Company shall not be responsible to update any such forward-looking statements.